Exhibit 10.11

Surgical Assistant Agreement

THIS SURGICAL ASSISTANT AGREEMENT (this “Agreement”) is made as of December 20, 2010, but shall be effective as of the Effective Date, between AH Merger Sub, Inc., a Delaware corporation, hereby referred to as the “Company” or “Merger Sub”, and Jose Chapa Jr., hereby referred to as “Assistant”.

WHEREAS, Merger Sub desires to employ Assistant to provide Non-Physician Surgical Assistant services, and Assistant agrees to provide such Non-Physician Surgical Assistant services, including covering call on weekdays, weekends and holidays as instructed by ASA under the terms and conditions included herein;

WHEREAS, Assistant acknowledges that the Company and its Subsidiaries expend substantial resources establishing long term relationships with their Clients (as defined in Section 6 below) and the Assistant has and will from time to time during the course of his employment continue to be exposed to such Clients, and prospective Clients or other business relations;

WHEREAS, Assistant acknowledges that in return for Assistant’s promises contained herein, including but not limited to those in Section 4(d) hereof, the Company will give Assistant valuable Confidential Information (as defined in Section 4(a) below) including, but not limited to, the Company’s and its Subsidiaries’ methods of doing business, business plans and trade secrets;

WHEREAS, the Company desires that Assistant not directly or indirectly compete with the Company and its Subsidiaries for a reasonable period of time because of the detrimental effect such competition would have on the business of the Company and its Subsidiaries; and

WHEREAS, the Assistant is a party to the Exchange Agreement, dated as of the date hereof between the Parent and Assistant (the “Exchange Agreement”);

WHEREAS, as a significant stockholder of American Surgical Holdings, Inc. (“ASHI”) the Assistant will benefit from the completion of the transactions contemplated by the Agreement and Plan of Merger among the Company, AH Holdings, Inc., a Delaware corporation, (“Parent”) and ASHI dated as of the date hereof (the “Merger Agreement”);

WHEREAS, the execution and delivery of this Agreement by Assistant is a condition precedent to the Parent’s obligations under the Exchange Agreement and Merger Agreement;

WHEREAS, upon consummation of the Merger, ASHI will succeed to all of the Company’s rights and obligations under this Agreement as the successor employer.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Term of Agreement:

Subject to the provisions of termination set forth below, this Agreement will begin on the Effective Date for an initial period of two years (the “Initial Term”) unless either party notifies the other of his/her intent to terminate the Agreement, in writing, with fifteen days advance notice. This Agreement shall be renewed for an additional period of one year (the “Renewal Term”, and together with the Initial Term, the “Employment Period”) unless either party notifies the other of his/her intent to terminate the Agreement, in writing, with fifteen days advance notice.

2. Compensation:

The Assistant will be an employee of the Company and shall be paid according to the following schedule:

(i) Yearly compensation of Two Hundred Fifty Thousand Dollars ($250,000). Payment will be made to the Assistant on a bi-weekly basis consisting of twenty six pay-periods per year.

(ii) The Assistant shall be eligible for a bonus of up to $100,000 each year beginning in 2011, with the amount to be determined in the sole discretion of the Board, based on the Assistant’s overall performance of his duties that are in addition to his performance as a surgical assistant, including the following: public relations; inspecting, evaluating and maintaining excellent business relationships with hospital customers of the Company as requested by the CEO; and client relations with hospitals and surgeons The Assistant shall only be paid such bonus if the Assistant is employed on the last day of such fiscal year in which the bonus is earned.

(iii) The Assistant agrees to maintain a daily work coverage schedule of Monday through Friday. The Assistant agrees to stay and finish any scheduled or added procedures without any extra payments, in exchange the Assistant is paid the above mentioned compensation. This compensation applies to all services rendered to patients regardless of the time of day or total hours needed to complete these assignments. Assistant acknowledges that he is not entitled to any other compensation except as set forth in this Agreement.

(iv) Assistant will be entitled to participate in the same Company sponsored health and welfare benefit plans that other surgical assistants are generally eligible to participate in, and shall be entitled to 4 weeks of vacation each calendar year in accordance with the Company’s vacation policy in effect from time to time.

3. Duties and Responsibilities:

(a). The Company hires the Assistant as a Certified Surgical Assistant, C.S.A. The Assistant will have the normal duties and responsibilities of a Certified Surgical Assistant, C.S.A of a similarly sized company operating in its industry, as well as those reasonably assigned to him from time to time by the CEO, subject to the power of the CEO to expand or limit such duties and responsibilities. The Assistant will report to the CEO and will devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries and to the performance of such duties as may be assigned to him from time to time by the CEO. The Assistant will perform his duties, responsibilities and functions on behalf of the Company and its Subsidiaries hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner and will not engage in any other business activity, provided that Assistant will be permitted to engage in the activities described on Exhibit A so long as such activities do not interfere with Assistant’s obligations hereunder and in connection with such activities Assistant does not violate any of the terms of this Agreement.

(b) The Assistant acknowledges his familiarity with the manner under which assignments are made, he/she agrees that the assignment of duties is strictly under the guidelines set forth by the Company and are made to provide a suitable Assistant for the job and not based on any personal preferences, there is no set minimum of the number of hours or number of cases assigned to each Assistant. Surgeons’ preference and other considerations may affect the number of hours and/or cases allocated to each Assistant.

(c) The Assistant acknowledges that he/she shall provide the services of Surgical Assistant under the direct supervision and instruction of the operating physician(s) and within the assignments relayed by the Company and communicated by the operating physician(s) and that at all times he/she is under the rules and regulations governing the standards of conduct and patient care in the clients’ facility as relayed to him/her by the Operating Room Supervisor or his/her representative. Breach of any of these limitations, and/or improper conduct will be grounds for immediate dismissal without recourse.

(d) Scheduling cases for Assistants will be arranged by calling the Assistant as soon as the case is scheduled with the client institution.

(e) Compliance. The Assistant shall perform his duties and responsibilities under this Agreement in accordance with: (1) federal, state and local statutes, rules, regulations and published regulatory agency interpretations thereof which are applicable to either the Company or the Assistant; (2) professional and ethical standards applicable to the Company or the Assistant; (3) standards and requirements of applicable accreditation bodies; and (4) the compliance policies, procedures and practices of the Company, including, without limitation, its policies and procedures regarding expense reporting and the provision of gifts, meals and other business courtesies to referral sources (collectively, the “Company Policies”). If the Assistant receives notice of any actual or alleged violation or breach of any of the foregoing, the Assistant shall promptly, but not later than two (2) business days after receipt of such notice, notify Company of such violation or breach. The Assistant acknowledges and agrees that the Company may revise its Compliance Policies in its reasonable discretion to assure compliance with applicable law, accreditation standards and ethical standards.

(f)	HIPAA.

(i) Without limiting the foregoing, the Assistant agrees and promises to abide by all rules and regulations in accordance with all HIPAA Requirements. Assistant agrees to comply with the Health Insurance Portability and Accountability Act of 1996, as codified at 42 U.S.C. Section 1320d (“HIPAA”) and any current and future regulations promulgated thereunder including without limitation the federal privacy regulations contained in 45 C.F.R. Parts 160 and 164 (the “Federal Privacy Regulations”), the federal security standards contained in 45 C.F.R. Part 142 (the “Federal Security Regulations”), and the federal standards for electronic transactions contained in 45 C.F.R. Parts 160 and 162, and state privacy law, as codified in Texas Health & Safety Code Chapter 181, Sections 181.001 et seq. (“Texas Privacy Law”) and any regulations thereto, all collectively referred to herein as “HIPAA Requirements”. Assistant agrees not to use or further disclose any Protected Health Information (as defined in 45 C.F.R. Section 164.501) or Individually Identifiable Health Information (as defined in 42 U.S.C. Section 1320d and Texas Privacy Law), other than as permitted by HIPAA Requirements and the terms of this Agreement.

(ii) Assistant will make his/ her practices, books and records relating to the use and disclosure of Protected Health Information available to the Secretary of Health and Human Services to the extent required for determining compliance with the Federal Privacy Regulations and Texas Privacy Law.

(g)	Documentation.

(i) Assistant agrees to provide the Company with the following documentation and items at the time of execution of this Agreement:

(A) All documentation required by law for verification of the Assistant’s immigration status and eligibility for gainful employment in the U.S.A.

(B) Proof of current professional liability insurance, with limits acceptable to the Company and its Clients.

(C) Proof of current NSAA or ABSA certification and proof of license if applicable and as soon as it becomes required or available.

(D) Proof of current CPR certification.

(ii) The Assistant agrees to provide the Company with the front sheet of the patient’s chart and other documentation, as instructed, within Twenty Four Hours from the performance of the procedure.

4. Covenants of the Assistant

(a)	Confidentiality.

(i) Assistant recognizes and acknowledges that the continued success of Parent and the Company and its Subsidiaries depends upon the use and protection of a large body of confidential and proprietary information and that in return for the promises of Assistant set forth in Section 4(d) hereof, Assistant will be given access to certain Confidential Information of Parent, the Company, its Subsidiaries and affiliates and Persons with which Parent, the Company, and its Subsidiaries do business, and that such Confidential Information constitutes valuable, special and unique property of Parent, the Company, its Subsidiaries and such other Persons. “Confidential Information” will be interpreted to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (A) related to Parent, the Company, its Subsidiaries, or any of their affiliates’ (including their predecessors) current or potential business and (B) not generally or publicly known. Confidential Information includes, without limitation, the information, observations and data obtained by Assistant while employed by the Company or its Subsidiaries (or any of their predecessors) concerning the business or affairs of the Company, its Subsidiaries, or any of their Clients’ affiliates, including information concerning acquisition opportunities in or reasonably related to Parent’s, the Company’s or its Subsidiaries’ or their affiliates’ business or industry, the identities of the current, former or prospective Assistants, suppliers and Clients, development, transition and transformation plans, methodologies and methods of doing business, strategic, marketing and expansion plans, financial and business plans, financial data, pricing information, Assistant lists and telephone numbers, locations of sales representatives, new and existing Client or supplier programs and services, Client terms, Client service and integration processes, requirements and costs of providing service, support and equipment. Assistant agrees that he will use the Confidential Information only as necessary and only in connection with the performance of his duties hereunder. Assistant agrees that he will not disclose to any unauthorized Person or use for his own or any other purposes (except as described in the immediately preceding sentence) any Confidential Information without the prior written consent of the Board, unless and to the extent that (1) the Confidential Information becomes generally known to and available for use by the public other than as a result of Assistant’s acts or omissions or (2) Assistant is ordered by a court of competent jurisdiction to disclose Confidential Information, provided that in such circumstance Assistant must (i) provide prompt written notice of such order to the Company and (ii) cooperate with the Company to contest, object to or limit such a request and, in any case when revealing, or objecting to the disclosure of, such Confidential Information to such court.

(ii) Assistant understands that Parent, the Company, its Subsidiaries and their affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Parent, the Company, its Subsidiaries and their affiliates to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the foregoing provisions of this Section 4, Assistant will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company and affiliates who need to know such information in connection with their work for the Company or its affiliates) or use Third Party Information unless expressly authorized by such third party or by the Board.

(iii) During the Employment Period, Assistant will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person or entity to whom the Assistant has an obligation of confidentiality, and will not bring onto the premises of Parent, the Company, any of its Subsidiaries or any of their affiliates any unpublished documents or any property belonging to any former employer or any other person or entity to whom the Assistant has an obligation of confidentiality unless consented to in writing by the former employer or such other person or entity. The Assistant will use in the performance of his duties only information which is (A) generally known and used by persons with training and experience comparable to the Assistant’s and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (B) is otherwise provided or developed by the Company or any of its Subsidiaries or (C) in the case of materials, property or information belonging to any former employer or other person or entity to whom the Assistant has an obligation of confidentiality, approved for such use in writing by such former employer or other Person.

(b) Intellectual Property Rights. Assistant acknowledges and agrees that all inventions, technology, processes, innovations, ideas, improvements, developments, methods, designs, analyses, trademarks, service marks, and other indicia of origin, writings, audiovisual works, concepts, drawings, reports and all similar, related, or derivative information or works (whether or not patentable or subject to copyright), including but not limited to all patents, copyrights, copyright registrations, trademarks, and trademark registrations in and to any of the foregoing, along with the right to practice, employ, exploit, use, develop, reproduce, copy, distribute copies, publish, license, or create works derivative of any of the foregoing, and the right to choose not to do or permit any of the aforementioned actions, which relate to the business of providing professional surgical assistant services to patients, surgeons or healthcare institutions and which are conceived, developed or made by the Assistant in the course of employment while employed by the Company or any of its Subsidiaries (including while employed by ASHI or its Subsidiaries prior to the Effective Date) (collectively, the “Work Product”) belong to the Company. All Work Product created by Assistant while employed by the Company, its Subsidiaries or any of their predecessors will be considered “work made for hire,” and as such, the Company is the sole owner of all rights, title, and interests therein. All other rights to any new Work Product and all rights to any existing Work Product, including but not limited to all of Assistant’s rights to any copyrights or copyright registrations related thereto, are conveyed, assigned and transferred to the Company pursuant to this Agreement. Assistant will promptly disclose and deliver such Work Product to the Company and, at the Company’s expense, perform all actions reasonably requested by the Company(whether during or after the Employment Period) to establish, confirm and protect such ownership (including, without limitation, the execution of assignments, copyright registrations, consents, licenses, powers of attorney and other instruments).

(c) Return of Corporate Property. Assistant acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents, whether in paper, electronic or other form (and all copies thereof), held by the Assistant concerning any information relating to the business of the Company or any of its Subsidiaries, whether confidential or not, are the property of the Company and its Subsidiaries. Assistant will deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all equipment, files, property, memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and all electronic, paper or other copies thereof) belonging to the Company or any of its Subsidiaries which includes, but is not limited to, any materials that contain, embody or relate to the Confidential Information, Work Product or the business of the Company or any of its Subsidiaries, which he may then possess or have under his control. Assistant will take any and all actions reasonably deemed necessary or appropriate by the Company from time to time in its sole discretion to ensure the continued confidentiality and protection of the Confidential Information. Assistant will notify the Company promptly and in writing of any circumstances of which the Assistant has knowledge relating to any disclosure, or possession or use of any Confidential Information (i) by any Person other than those authorized by the terms of this Agreement or (ii) by an authorized person in an unauthorized manner.

(d)	Non-Compete, Non-Solicitation.

(i) In further consideration of the compensation to be paid to Assistant hereunder, the Confidential Information to be provided to Assistant hereunder, the other obligations owed by the Company to the Assistant under this Agreement, and the benefits to be received by Assistant pursuant to the Merger Agreement and the

Exchange Agreement (x) Assistant acknowledges that, in the course of his employment with the Company and its Subsidiaries (and its predecessors), he has, and will continue to, become familiar with the Company’s and its Subsidiaries’ trade secrets, methods of doing business, business plans and other valuable Confidential Information concerning the Company and its Subsidiaries and their Clients and suppliers and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries and (y) Assistant agrees that, so long as Assistant is employed by the Company or any subsidiary thereof, and continuing for two (2) years thereafter (the “Restricted Period”), Assistant will not directly or indirectly, anywhere in the Applicable Area (whether on his own account, or as an employee, consultant, agent, partner, manager, joint venturer, owner, operator or officer of any other Person, or in any other capacity):

(A) act in a capacity, or provide services, similar to those that Assistant acted in or provided for the Company or any of its Subsidiaries, for any business that is the same as the Business;

(B) act in a capacity, or provide services, similar to those that Assistant acted in or provided for the Company or any of its Subsidiaries, for any business that directly or indirectly competes with the Business;

(C) act in a capacity, or provide services, similar to those that Assistant acted in or provided for the Company of any of its Subsidiaries, for any business that directly or indirectly competes with any other business conducted by the Company or any of its affiliates during the Employment Period;

(D) supervise, manage or oversee others engaging in any of the activities described above; act in a capacity or provide services in which it is likely that Assistant will disclose or use the Company’s Confidential Information; engage in the Business or manage, control, participate in, provide financing to, consult with, or render services for, any other Person that engages in the Business; otherwise engage in any business, venture or activity that is competitive with the Business; or own any interest in, consult with, render services to or otherwise assist any Person that does any of the foregoing.

(ii) Nothing herein will (A) prohibit the Assistant from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Assistant has no active participation in the business of such corporation; or (B) prohibit the Assistant from performing services solely as a surgical assistant to those surgeons that request the Assistant to serve (so long as Assistant does not engage in any of the other activities prohibited by this Agreement). In addition, if Assistant desires to engage in an activity that Assistant believes may breach this Section 4(d) Assistant shall provide to the Board a written description of such activity and the circumstances under which such activities will be performed. Assistant shall not be in breach of this Section 4(d) if, after reviewing such information, the Board of Directors, in its sole discretion, approves such activity in writing (“Permitted Activities”), provided that if the type or scope of such activities (or the circumstances under which such activities are performed) change or are different from the type or scope of such activities approved in writing by the Board then such activities will no longer be Permitted Activities unless the Board of Directors again approves such activities in writing.

(iii) During the Restricted Period, Assistant will not, directly or indirectly, in any manner (whether on his own account, as an owner, operator, officer, director, partner, manager, Assistant, agent, contractor, consultant or otherwise): (A) hire or engage, or recruit, solicit or otherwise attempt to employ or retain or enter into any business relationship with, any individual who is or was an employee of or consultant to the Company or any of its Subsidiaries, (B) induce or attempt to induce any current or former employee of, or consultant to, the Company or any of its Subsidiaries, to leave the employ of the Company or any of its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and their employees or consultants, (iii) recommend the hiring of, or provide a reference for any person who was an employee of or consultant to the Company or any of its Subsidiaries (provided, however that Assistant may hire former employees and consultants to the Company and Subsidiaries after such former employees or consultants have ceased to be employed or otherwise engaged by the Company or any of its Subsidiaries for a period of at least eighteen (18) months).

(iv) During the Restricted Period, the Assistant will not, directly or indirectly, in any manner (whether for his own account, as an owner, operator, officer, director, partner, manager, employee, agent, contractor, consultant or otherwise): (A) call on, solicit or service any Client with the intent of selling or attempting to sell any service or product similar to those offered by the Business, or (B) in any way interfere with the relationship between the Company or any of its Subsidiaries and any Client, supplier, licensee or other business relation (or any prospective Client, supplier, licensee, healthcare provider network or other business relation) of the Company or any of its Subsidiaries (including, without limitation, by making any negative or disparaging statements or communications regarding the Company, or any of its Subsidiaries or any of its operations, officers, directors or investors).

(v) Assistant acknowledges and agrees that the restrictions contained in this Section 4(d) with respect to time, geographical area, and scope of activity are reasonable and do not impose a greater restraint than is necessary to protect the goodwill and other legitimate business interests of the Company and that Assistant has had the opportunity to review the provisions of this Agreement with his legal counsel. In particular, Assistant agrees and acknowledges that the Company is currently engaging in business and actively marketing its services and products throughout the Applicable Area, the Company expends significant time and effort developing and protecting the confidentiality of its methods of doing business, technology, Client lists, long term Client relationships and trade secrets and such methods, technology, Client lists, Client relationships and trade secrets have significant value. However, if, at the time of enforcement of this Section 4(d), a court holds that the duration, geographical area or scope of activity restrictions stated herein are unreasonable under circumstances then existing or impose a greater restraint than is necessary to protect the goodwill and other business interests of the Company, the Parties agree that the maximum duration, scope or area reasonable under such circumstances will be substituted for the stated duration, scope or area and that the court will be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law, in all cases giving effect to the intent of the parties that the restrictions contained herein be given effect to the broadest extent possible. The existence of any claim or cause of action by Assistant against the Company or any of its affiliates, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Company of the provisions of Sections 4(a), (b), (c) or this Section 4(d), which Sections will be enforceable notwithstanding the existence of any breach by the Company. Notwithstanding the foregoing, Assistant will not be prohibited from pursuing such claims or causes of action against the Company. Assistant consents to the Company notifying any future employer of Assistant of Assistant’s obligations under Sections 4(a), (b), (c) or this Section 4(d) of this Agreement.

(vi) In the event of the breach or a threatened breach by Assistant of any of the provisions of Sections 4(a), (b), (c) or this Section 4(d), the Company or any of its Subsidiaries, in addition and supplementary to any other rights and remedies existing in its favor, will be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by the Assistant of this Section 4(d), the Restricted Period will be tolled until such breach or violation has been duly cured.

(vii) If either party (A) brings any action or proceeding to enforce any provision of this Agreement or to obtain damages as a result of a breach of this Agreement or to enjoin any breach of this Agreement and (B) prevails in such action or proceeding, then the non-prevailing party will, in addition to any other rights and remedies available to the prevailing party, reimburse the prevailing party for any and all reasonable costs and expenses (including attorneys’ fees) incurred by the prevailing party in connection with such action or proceeding.

5. Assistant’s Representations. Assistant hereby represents and warrants to the Company that (a) he has entered into this Agreement of his own free will for no consideration other than as referred to herein, (b) the execution, delivery and performance of this Agreement by the Assistant does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Assistant is a party or by which Assistant is bound, (c) Assistant is not a party to or bound by any employment, non-competition, confidentiality or other similar agreement with any other Person and (d) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of Assistant, enforceable in accordance with its terms. The Assistant hereby acknowledges and represents that Assistant has had the opportunity to consult with independent legal counsel regarding Assistant’s rights and obligations under this Agreement and that the Assistant fully understands the terms and conditions contained herein.

6. Definitions.

“Applicable Area” means (a) the states of Texas and Oklahoma and within twenty-five (25) miles of any city in which the Company or any of its Subsidiaries is engaged in Business, but if such area is determined by judicial action to be too broad, then it means (b) within twenty-five (25) miles of any city in which the Company or any of its Subsidiaries does business, but if such area is determined by judicial action to be too broad, then it means (c) within those cities in which the Company or any of its Subsidiaries is engaged in Business.

“Board” means the Board of Directors of the Company or Parent.

“Business” means directly or indirectly engaging in (a) the business of providing professional surgical assistant services to patients, surgeons or healthcare institutions, and (b) the business of selling or providing any related products or services that are sold or provided by the Company during the Employment Period.

“Client” means any Person (including, without limitation, any hospital or health care provider network):

(a) with which the Company or any of its Subsidiaries has contracted or by which it has been engaged to provide surgical assistant services during the twelve (12) months prior to the date of termination of Assistant’s employment; or

(b) which was called upon or solicited by the Company or any of its Subsidiaries (or its predecessors) during such twelve (12) month period if Assistant had direct or indirect contact with such Person as an employee of the Company or learned or became aware of such Person during his employment with the Company or any of its Subsidiaries.

“Closing” means the closing date of the transactions contemplated by the Merger Agreement.

“Effective Date” means the effective date of the Merger as defined in the Merger Agreement.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability Company or partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory entities, department, agency or authority.

“Subsidiaries” means any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company or Parent or any corporation or other entity of which the Company or Parent or one of their Subsidiaries serves as the managing member or in a similar capacity, in each case either directly or through one or more Subsidiaries.

7. Survival. Sections 4 through 23 will survive and continue in full force in accordance with their terms notwithstanding the termination of the Employment Period.

8. Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, sent by reputable overnight courier service, sent by facsimile (with hard copy to follow by regular mail) or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to the Assistant:

Jose Chapa Jr.

c/o American Surgical Holdings, Inc.

10039 Bissonnet, Suite 250

Houston, TX 77036-7852

Facsimile: (713) 779-9862

Email: Jose-chapabase@sbcglobal.net

Notices to the Company;

American Surgical Holdings, Inc.

c/o Great Point Partners, LLC

165 Mason Street, 3rd Floor

Greenwich, Connecticut 06830

Attn: President

Fax: (203) 971-3320

or such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

9. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any action in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10. Complete Agreement. This Agreement embodies the complete agreement and understanding among the Parties and supersedes and preempts any prior understandings, agreements or representations by or among the Parties or any of their Subsidiaries, written or oral, which may have related to the subject matter hereof in any way. Assistant acknowledges and agrees that this Agreement supersedes and preempts any other agreements between ASHI, the Company or any of their Subsidiaries and Assistant or any other entities that Assistant owns an interest in or is an officer or director of, including but not limited to, (a) that certain Agreement dated as of November 24, 2005 between American Surgical Assistants, Inc. and Assistant (the “Employment Agreement”), and (b) that certain Service/Consultant Agreement dated as of November 20, 2005 between American Surgical Assistants, Inc., Regional Surgical Assistants, Inc. (“RSI”) and Assistant, as amended (the “Service Agreement”). In the event that the Service Agreement and the Employment Agreement are not terminated prior to the Effective Date, Assistant agrees to cause their termination on the Effective Date. Upon the Effective Date, Assistant hereby releases Parent, ASHI, American Surgical Assistants, Inc., the Company, their Subsidiaries and all of their affiliates and waives any claims or rights the Assistant or RSI may have under the Employment Agreement, the

Service Agreement or any other prior or existing agreement or understanding that either of them or their affiliates have or had with Parent, ASHI, the Company or any of their affiliates or predecessors, including, but not limited to, any claim for any termination fee, severance, bonus or other benefits.

11. Counterparts. This Agreement may be executed in separate counterparts (including by facsimile signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

12. No Strict Construction. The parties hereto jointly participated in the negotiation and drafting of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Agreement will be construed as if drafted jointly by the parties hereto, and no rule of strict construction will be applied against any Person.

13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Assistant, the Company and their respective heirs, successors and assigns. Assistant may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company. On the Effective Date ASHI will succeed to all of the Company’s rights and obligations hereunder and all references herein to the Company still refer to ASHI. The Company may assign its rights and obligations hereunder (including, without limitation its rights under Section 4(d)), without the consent of, or notice to, Assistant, to any of the Company’s affiliates or to any Person that acquires the Company or any portion of its business or its assets, in which case all references to the Company will refer to such assignee.

14. Choice of Law; Exclusive Venue. THIS AGREEMENT, AND ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL DISTRICT COURT LOCATED IN THE CENTRAL DISTRICT OF THE STATE OF TEXAS (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE.

15. Mutual Waiver of Jury Trial. THE COMPANY AND ASSISTANT EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY AND THE ASSISTANT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION WILL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE

RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

16. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

17. Effective Date. This Agreement will become effective on the Effective Date. If for any reason, the Merger Agreement is terminated prior to the Effective Date, then this Agreement will not be effective and will be of no force or effect.

18. Withholding. The Company will, when and only to the extent required by law, be entitled to deduct or withhold from any amounts owing to the Assistant any federal, state, local or foreign withholding taxes, excise tax, or employment taxes (“Taxes”) imposed with respect to the Assistant’s compensation or other payments from the Company or the Assistant’s ownership interest in the Company or its parent (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity). In the event the Company does not make such deductions or withholdings, the Assistant will indemnify and hold harmless the Company for any amounts paid with respect to any such Taxes.

21. Waiver of Statutory Limitations Periods. Assistant agrees that any claim against the Company relating to the employment relationship between the Company and the Assistant (including the termination of the employment relationship) must be brought against the Company within 180 days of the event giving rise to the claim, or within the applicable statutory limitations period (whichever period is shorter), or else Assistant’s claim is forever barred.

22. Condition to Seeking Subsequent Employment. Assistant agrees to show a copy of Sections 4(a), (c), and (d) of this Agreement to any Person with whom Assistant interviews during Assistant’s employment with the Company, or with whom Assistant interviews within twelve (12) months following the effective date of the termination of Assistant’s employment with the Company.

23. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Assistant, and no course of conduct or course of dealing or failure or delay by any Party hereto in enforcing or exercising any of the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, the Parties hereto have executed this Surgical Assistant Agreement as of the Effective Date.

“COMPANY”

AH MERGER SUB, INC.

By:	/s/ Adam B. Dolder

Name:	Adam B. Dolder

Its:	Secretary

“ASSISTANT”

/s/ Jose Chapa, Jr.
Jose Chapa Jr.

Exhibit A

PERMITTED BUSINESS ACTIVITIES

•	Medical Missions

•	National Surgical Assistants Association and affiliated magazine

•	Membership and/or board positions in any organization related to surgical assistants and/or staffing nationwide

•	Regional Surgical Assistants Inc. – President & Owner

•	The Ball Club – Select Baseball Team – 501C3 – President & Owner

•	Big League Baseball Academy – Director